[AMOCO LOGO]                                                    Exhibit 10.25
                                                       SS#
                                                                   15093
                                                      -------------------------
                                                      201 S. Hough Barrington,IL

                                                        Real Estate Contract
                                                        (Surplus Property)
                                                         26-884-SP9(3-94) E




THIS CONTRACT, made this 25 day of March, 1996, between Amoco Oil Company, a Maryland corporation, with offices at 200 East Randolph, Mail Code 1408B, Chicago, IL 60601, hereinafter called Seller, and Wolfhoya Investments, Inc., whose address is 9029 Lincolnwood Drive, Evanston, IL 60203 hereinafter called Purchaser.

WITNESSETH:

That in consideration of the mutual covenants and agreements herein contained, Seller hereby agrees to sell, and Purchaser hereby agrees to buy, for the price of FOUR HUNDRED TWENTY FIVE THOUSAND AND NO/100 Dollars ($425,000.00 ), and upon the terms and conditions hereinafter set forth, the real estate described in Attachment #1 annexed hereto and made a part hereof, together with all improvements located thereon (the "Property", and the personal property and equipment, if any, set forth in Bill of Sale labelled Exhibit "A" annexed hereto and made a part hereof; all other trade fixtures and equipment are excepted.

Seller hereby agrees, subject to the conditions hereinafter set forth, to convey title to the Property to Purchaser by Special Warranty Deed, subject to:

  (1) Existing leases, easements, sidetrack and license agreements, if any, whether of record or not.

  (2) Covenants and conditions of record, if any.

  (3) Taxes and special assessments against the Property, if any.

  (4) Zoning laws and municipal regulations, if any; environmental laws and regulations, if any; building line restrictions, use restrictions and building restrictions of record, if any; and any party wall agreements of record.

  (5) Encroachments, overlaps and other matters which would be disclosed by an accurate current survey.

  (6) The Release and Right-of-Entry as hereinafter set forth.

  (7) The following covenants and agreements of the Purchaser:

      "The Grantee(s) herein and hereby covenant(s) and agree(s) for Them, selves, and Their, heirs, executors and assigns, that no part of the real estate herein conveyed shall be used by said grantee(s) heirs, executors, grantees or assigns, for the purpose of conducting or carrying on the business of selling, handling or dealing in gasoline, diesel fuel, kerosene, benzol, naphtha, greases, lubricating oils, or any fuel used for internal combustion engines, or lubricants in any form."

      "The foregoing restriction shall terminate and be of no further force and effect upon the expiration of a period of 10 years from the date hereof."

      "The foregoing covenants shall run with the land and be binding on said Grantee(s) Their , heirs, executors, grantees and assigns, and inure to the benefit of the Grantor herein, its successors and assigns."

It is further agreed between Seller and Purchaser that:

1. Purchaser has deposited with Seller the sum of

          FIVE THOUSAND AND NO/100 TO BE INCREASED TO $21,250 AND NO/100 Dollars ($5000.00), as earnest money to be applied against the purchase price. On the date of closing as set forth in Paragraph 13 (the "Closing Date"), Purchaser agrees to pay to Seller the balance of the purchase price in the amount of FOUR HUNDRED THREE THOUSAND SEVEN HUNDRED FIFTY AND NO/100 Dollars ($403,750.00).

2. Seller agrees to furnish to Purchaser within thirty (30) days from the date hereof a preliminary title report or commitment to insure title to the Property issued by a responsible title insurance company, or the equivalent under the Torrens Act in the event that the Property is registered under the Torrens System, showing title in Seller subject only to the exceptions above specified and the usual exclusions and exceptions contained in standard title insurance policies.

3. Purchaser shall, within thirty (30) days after receiving said title report or commitment, deliver to Seller a written statement of any objection to the title or a written statement to the effect that the title is satisfactory. In the event Seller does not receive Purchaser's written statement of objections within such thirty (30) day period, it shall be conclusively presumed that Purchaser has waived all objections to title. In the event there are objections to the title, Seller shall be allowed thirty (30) days or until the Closing Date, whichever is longer, to cure the same, and should such objections be not cured or waived within such period, then Seller agrees to refund the earnest money deposit, this agreement shall thereafter be inoperative and void and neither Seller nor Purchaser shall have further liability hereunder.

4. Purchaser's obligation to close hereunder shall be subject to Purchaser, at Purchaser's sole cost and expense, inspecting or causing an inspection to be made by qualified professionals on Purchaser's behalf of the Property and other assets described herein, including at Purchaser's option, environmental inspections or tests for hydrocarbons or for any toxic or hazardous substances. Purchaser, his agents or employees may enter upon the Property for the purpose of making such inspections and tests; provided, however, that Purchaser shall schedule such inspections and tests with Seller, who shall have the right to have a representative present at all times during inspections and tests performed by Purchaser; that Purchaser shall provide to Seller complete copies of the results of all such inspections and tests; that the results of such tests shall be confidential and shall not be reproduced or disclosed by Purchaser to anyone without written consent of Seller; that Purchaser shall promptly repair any and all damages to the Property caused by that such activities, and shall restore the property to the same condition as before the inspections or tests to the satisfaction of Seller; that such inspections and tests shall not be conducted in such a manner as to interfere with business operations conducted on the Property; and that Purchaser shall indemnify and hold Seller harmless from and against any and all claims arising from or by reason of Purchaser's entry upon the Property. In the event such inspections disclose conditions unsatisfactory to Purchaser in

Purchaser's sole discretion, and Purchaser so notifies Seller in writing on or before August 17, 1996, then this Contract shall become null and void, and Seller shall return the earnest money deposit to Purchaser. In the event Seller does not receive Purchaser's written notice by such date, it shall be conclusively presumed that Purchaser has satisfied or has waived this contingency.

5. Purchaser expressly acknowledges and agrees (i) that the Property has been used as a retail gasoline station; (ii) that Purchaser is relying on the results of his own investigation of the physical and environmental condition of the Property; (iii) that Purchaser is relying solely on his own judgment in completing the purchase of the Property, and (iv) that Purchaser is acquiring the Property "as is" with all faults on the date of conveyance, except as set forth in this Contract. Seller makes no representations or warranties whatsoever regarding the condition of the real estate or improvements, including but not limited to the environmental condition of the Property and warranties of merchantability or fitness for a particular purpose.

6. Seller agrees to remove the underground tanks and product lines now on the Property and to backfill the tank hole(s) within thirty (30) days after the Closing Date, subject to the availability of labor, weather conditions, and other factors beyond Seller's control. Purchaser hereby grants to Seller the right to enter on the Property, agrees to cooperate with Seller in the removal of the existing tanks and lines, and hereby releases Seller from all claims of loss of profits or interference with Purchaser's business resulting therefrom. Purchaser hereby expressly assumes all responsibility for grading, compacting and resurfacing the Property.

7. Purchaser acknowledges receipt of copies of the assessments, reports and/or correspondence regarding the Property, copies of which are labelled Exhibit 'B' annexed hereto and made a part hereof. Purchaser further acknowledges that additional assessments or diagnostic measures may be required to be performed upon the Property to determine and to design and implement a reasonable and cost effective plan for remediation of hydrocarbon contamination, and that such assessments and remediation activities may be disruptive of Purchaser's use and occupancy of the Property and may continue for an indefinite period of time. Notwithstanding the foregoing, Purchaser desires to complete the purchase of the Property and agrees to cooperate with Seller in the performance of assessment and remediation activities after the Closing Date.

8. Seller agrees to perform reasonable and cost effective assessment and remediation measures to address hydrocarbon contamination on the Property caused by Seller prior to the Closing Date as deemed necessary or advisable by Seller, in its sole discretion, or as Seller is required to perform by the ILLINOIS ENVIRONMENTAL PROTECTION AGENCY (the 'Department'), for a period of time ending upon expiration of the petroleum restriction set forth in (7) above, or sooner as hereinafter provided (the 'Ending Date'); provided, however, at such sooner time as (i) no further remediation activities are required from Seller by the Department, or (ii) any gasoline, diesel fuel, kerosene, benzol, naphtha or any fuel used for internal combustion engine is sold, handled or stored on the Property; or (iii) Purchaser shall materially default in compliance with any applicable environmental law or regulation, or shall otherwise default in the performance of any material covenant of this Contract relating to environmental contamination, assessment or remediation, including but not limited to Paragraph 10 hereafter, or (iv) a material spill, leak, or other release of hydrocarbons or other contamination occurs following the Closing Date which makes Seller's remedial work significantly more difficult, or significantly increases the cost or extends the time to complete the remedial work, then Seller shall thereafter have no further responsibility to Purchaser, or to Purchaser's heirs, personal representatives, grantees, successors and assigns, or to anyone claiming by, through or under Purchaser, for remediation of any contamination on the Property and all indemnity obligations of Seller shall end.

9. For the period of time commencing on the Closing Date, and ending on the Ending Date, Seller agrees to indemnify and hold harmless Purchaser and Purchaser's heirs, legal representatives and successors (collectively the "Indemnified Purchaser Parties"), from and against all claims, demands, damages, losses, judgments, penalties and liabilities which arise as a result of any enforcement action resulting from the presence of hydrocarbon contamination on the Property caused by Seller's use thereof prior to the Closing Date; provided, however, that (i) Seller's indemnity shall be limited to remediation costs actually incurred by or imposed upon Indemnified Purchaser Parties as a result of such enforcement action, (ii) Indemnified Purchaser Parties shall promptly notify Seller and provide to Seller copies of all notices received by Indemnified Purchaser Parties pertaining to any such enforcement action, and (iii) Indemnified Purchaser Parties shall incur no costs or expenses for remediation without the prior written consent of Seller.

Page 2 - REAL ESTATE CONTRACT        For Purchaser...Dated
(Surplus Property)                   Wolfhoya Investments, Inc., 25 March, 1996

10. As of the Closing Date, Purchaser hereby expressly assumes all responsibility and liability for compliance with all environmental laws and regulations and for any environmental assessment, inspection, monitoring and remediation relating to or resulting from Purchaser's use of the Property. Purchaser shall, at Seller's request, provide to Seller assurance of compliance with all environmental laws and regulations, including but not limited to the results of all future environmental tests, product inventory data, tank gauging data, tank leak detection data and sampling data; shall promptly notify Seller of all leaks, spills or releases of hydrocarbons or other regulated substances which occur or of which Purchaser becomes aware; and shall, at Seller's request, permit Seller to perform product tracing and other reasonable tests and procedures during the period of any assessment or remediation activities by Seller, it being the intent of the parties that Purchaser shall be responsible and liable for any and all spills, leaks and releases which occur subsequent to the Closing Date. Commencing on the Closing Date, Purchaser agrees, collectively, and jointly and severally, for themselves and on behalf of their agents, employees, heirs, personal representatives, grantees, successors and assigns (collectively "Purchaser Indemnifying Parties"), to indemnify and hold harmless Seller, its parent, affiliates, and each of their respective agents, employees, officers, directors, shareholders, successors and assigns (collectively the "Indemnified Seller Parties") from and against all claims, demands, damages, losses, liabilities, judgments, penalties, suits, actions, costs and expenses (including consultants' and attorneys' fees) arising from the presence of hydrocarbon or other contamination occurring after the Closing Date; provided, however, that from and after the Ending Date, Purchaser Indemnifying Parties shall indemnify and hold harmless the Indemnified Seller Parties from and against all claims, demands, damages, losses, judgments, penalties, suits, actions, costs and expenses (including consultants' and attorneys' fees) arising from all contamination of the Property.

11. Seller reserves the right, for itself, its agents, employees, successors and assigns, to enter upon the Property, both before and after the Closing Date, for the purpose of (i) engaging in environmental assessment, inspection, monitoring and remediation, including but not limited to the installation of such facilities and the conduct of such activities as deemed necessary or advisable by Seller, in its sole discretion, or as are required by governmental authorities having jurisdiction, for a period of time required to comply with any applicable environmental laws or regulations affecting the Property, and (ii) removing from the Property any property and equipment not sold hereunder. Seller shall not be liable for any damages to Purchaser, direct or indirect, resulting from contamination of the Property existing on the Closing Date or for any interruption or interference with any business or activities being conducted on the Property, or loss of opportunity, or any other loss, damage, cost or expense of any kind whatsoever, caused by or resulting from the condition of the Property or the performance of any activities authorized herein; provided, however, Seller shall use reasonable efforts to minimize such interruption or interference. Purchaser agrees to cooperate fully with Seller in the performance of the activities authorized herein so as to minimize the time and expense to Seller, including the granting of access to on-site utilities (e.g., electricity, sewer, and water), if required for such activities, and further agrees that, during the period of any assessment or remediation activities by Seller, (i) no construction or improvements shall be made upon the Property which would impede or restrict access to monitoring wells, remediation or monitoring equipment, or to the hydrocarbon plume, or which would modify or affect the size, location or nature of the plume without the prior written consent of Seller, which consent shall not be unreasonably withheld; and (ii) no gasoline, diesel fuel or other motor fuels shall be sold, handled or stored on the Property.

12. As further consideration without which Seller would not have entered into this Contract, Purchaser agrees to execute and deliver to Seller at closing the following documents: (i) the Bill of Sale in the form set forth in Exhibit "A" annexed hereto and made a part hereof, and (ii) the Release and Right-of-Entry in the form set forth in Exhibit "C" attached hereto and made a part hereof, each of said documents to be effective as of the Closing Date.

13. The Closing Date shall be fifteen (15) days after all conditions have been satisfied or waived, but not later than August 27, 1996.
Closing shall be effected through escrow with the title insurance company acting as escrow agent for both parties. Seller shall deliver to the escrow agent its Special Warranty Deed, any other documents required hereunder, and all customary documents required by the title company not inconsistent with this Contract. Purchaser shall deliver to the escrow agent the balance of the purchase price in cash or certified funds, the Release and Right-of-Entry, any other documents required hereunder, and all customary documents required by the title company not inconsistent with this Contract. The escrow agent shall record the Special Warranty Deed and the Release and Right-of-Entry; shall deliver to Seller its Settlement Statement, a cashier's check for the purchase price less Seller's expenses, and the recorded Release and Right-of-Entry; and shall deliver to Purchaser its Settlement Statement, the recorded Special Warranty Deed and the owner's title insurance policy. Seller shall pay the fees for recording the Release and Right-of-Entry and the title insurance premium. Purchaser shall pay the fees for recording the Special Warranty Deed. Seller and Purchaser each agree to pay 50% of the escrow fee.

14. Rents and other current charges, if any, shall be adjusted pro rata as of date of delivery of deed. General taxes for the year of closing shall be prorated from January 1st to date of delivery of deed. If the amount of such taxes is not then ascertainable, prorating shall be on the basis of the amount of the most recent ascertainable taxes. Purchaser agrees to pay any and all Federal, State, and local real estate transfer taxes and documentary stamp taxes applicable to this transaction, and a present or future retailer's occupation tax, sales, use, excise or similar tax applicable to the sale of goods, equipment or other personal property covered by this Contract.

15. If, after the date of execution of this Contract and prior to closing, a casualty loss occurs that results in damage or destruction such that greater than five (5) percent of the value of improvements and equipment are damaged or destroyed, then either party shall have the right to terminate this Contract by notice to the other, in which case this Contract shall be deemed null and void, the earnest money shall be returned to Purchaser, and neither Seller nor Purchaser shall have any further liability under this Contract. Seller shall have no duty whatsoever to restore any improvements or equipment on the Property.

16. Seller and Purchaser each represent and warrant to the other that no brokers or finders have been involved in this transaction, except
HIFFMAN SHAFFER ASSOCIATES & BRADBURY ROMEY EGAN & ("Realtor"), and that no commissions or fees are due to any broker or to any other party with regard to this transaction, except as set forth in the Commission Agreement labelled Exhibit "D" annexed hereto and made a part hereof. Seller and Purchaser each agree to indemnify, defend and hold the other harmless from any claims, loss, damage, costs and expense arising from any breach hereof by the indemnifying party.


Page 3 - REAL ESTATE CONTRACT        For Purchaser...Dated
(Surplus Property)                   Wolfhoya Investments, Inc.- 25 March 1996

17. (a) In the event of default hereunder by Purchaser prior to closing, Seller's remedies shall include, in addition to specific performance and other remedies available at law or in equity, terminating this Contract upon written notice to Purchaser, in which event Seller may retain the earnest money at its option as liquidated damages, and Seller or Purchaser shall thereafter have no further claim against or liability to the other and this Contract shall be inoperative and void.

     (b) In the event of default hereunder by Seller prior to closing, Purchaser's remedies shall include, in addition to specific performance and other remedies available at law or in equity, terminating this Contract upon written notice to Seller, in which event Seller expressly agrees to refund to Purchaser the earnest money deposit, and Seller or Purchaser shall thereafter have no further claim or liability against the other and this Contract shall be inoperative and void.

18. All notices required or sent hereunder shall be in writing and delivered in person, by messenger or other express delivery service, or by U.S. Mail Certified, Return Receipt Requested, to the address of the other party as set forth in the first paragraph of this Contract, or to such other address as the parties may from time to time designate. A copy of any notice to Seller shall also be sent to Amoco Oil Company 200 East Randolph Drive, Chicago, Illinois 60601, Attention: West Zone Real Estate. Each such notice shall be deemed served and effective on the date of delivery or refusal, if delivered personally, on the date of the delivery receipt, if delivered by messenger or express service, or the date of mailing shown on the certified mail receipt, if delivered by certified mail.

19. Purchaser acknowledges that Seller has made no representations or warranties to Purchaser regarding (i) the economic viability, profitability or business potential of the Property; (ii) the condition or suitability of any assets sold to Purchaser for operating Purchaser's business or for any other use; or (iii) the environmental condition or status of the Property.

20. This Contract and Exhibits "A" through "D" annexed hereto contain the entire understanding and agreement between the parties hereto relative to the subject matter hereof. No representations or statements, other than those expressly set forth herein, were relied upon by the parties in entering into this Contract. No modification, waiver of, addition to, or deletion from the terms of this Contract shall be effective unless reduced to writing and signed by Seller and Purchaser, each of whom expressly waives, releases and forever forswears any right under ILLINOIS law which permits a contract, by its terms amendable only in writing, to be orally amended.

21. Any covenant or provision hereof which by its nature requires observance or performance after the Closing Date shall survive delivery of the deed and shall continue in full force and effect.

22. The provisions hereof shall inure to the benefit of and bind the parties hereto, their respective heirs, personal representatives, successors and assigns. Purchaser shall not assign his rights under this Contract without the prior written approval of Seller.

23. It is expressly understood and agreed that this Contract shall not be binding on Seller unless and until it is executed on behalf of Seller by an authorized representative and a signed copy thereof is delivered to Purchaser.

        In Witness Whereof, the parties hereto have duly signed these presents the day and year first above written.


Witness:                                  AMOCO OIL COMPANY, Seller


------------------------------            By   /s/ Thomas J. Buehler
                                             ----------------------------------
                                                   THOMAS J. BUEHLER,
                                                   REAL ESTATE MANAGER

                                           Taxpayer I.D. No. 36-2440313
                                                             ------------------



Witness:                                  PURCHASER

                                          /s/ Wolfhoya Investments, Inc.
-----------------------------             -------------------------------------
                                          /s/ L.H. Tate, Vice President
-----------------------------             -------------------------------------
                                              L.H. TATE, VICE PRESIDENT

                                          Taxpayer I.D. No. 36-4044480
                                                            -------------------






Page 4 - REAL ESTATE CONTRACT  For Purchaser....Dated
(Surplus Property)             Wolffhoya Investments, Inc. - 25 March 1996

                                                          SS #15093
                                                          201 S. Hough & Station
                                                          Barrington, IL

                                 ATTACHMENT #1

Property Description:

         Lots 7 and 8 in Block 2 in "Village of Barrington", in the East one-half of the Northwest quarter of Section 1, Township 42 North, Range 9, East of the Third Principal Meridian, in Cook County, Illinois.

                                                          SS #15093
                                                          201 S. Hough & Station
                                                          Barrington, IL

                                  ADDENDUM TO
                              REAL ESTATE CONTRACT

        THIS ADDENDUM, attached to and made a part of that certain Real Estate Contract dated the 25th day of March, 1996,is made and given as further consideration for Seller's agreement to sell and Purchaser's agreement to buy the Property.

WITNESSETH: It is further agreed as follows:

1. SURVEY ALLOWANCE. Seller shall give Purchaser a credit at closing up to the amount of $2,000 upon presentation of an invoice for a current survey of the property. Purchaser shall be totally responsible for obtaining the survey.

2. CONTINGENCIES.

         APPROVALS. This sales agreement is wholly subject to Purchaser securing State, FDIC and Federal Reserve Banking approvals for a financial institution on the property within 145 days hereof. In the event Purchaser is unable to secure such approvals within said 145 days, then the earnest money deposit made by Purchaser shall be refunded by Seller and this agreement shall be declared null and void.

         SPECIAL ASSESSMENTS. This sales ageement is contingent upon Purchaser's verification that there are no special assessments against the property and that none are planned. In the event Purchaser is unable to satisfy this contingency then this agreement shall become null and void at Purchaser's election and any and all earnest money deposited by Purchaser shall be refunded by Seller.

IN WITNESS WHEREOF, the parties hereto have duly signed these presents all this 25th day of March, 1996.

WITNESS:                               AMOCO OIL COMPANY - Seller

                                       By: /s/ Thomas Buehler
----------------------------------         ------------------------------------
                                            Thomas Buehler, Real Estate Manager



WITNESS:                               WOLFHOYA INVESTMENTS, INC. - Purchaser

                                       By: /s/ Lemuel H. Tate
----------------------------------         ------------------------------------
                                            Lemuel H. Tate, Vice President

                                              SS #               15093
                                                  ------------------------------
                                                   201 S. Hough, Barrington, IL
                                                  ------------------------------

                                               AMENDMENT OF REAL ESTATE CONTRACT

         THIS AMENDMENT is hereby made a part of the annexed Real Estate Contract, dated the 25th day of March, 1996, between AMOCO OIL COMPANY, a Maryland corporation, therein and herein called Seller, and Wolfhoya Investments, Inc., therein and herein called Purchaser (the "Contract").

         WITNESSETH, that the Contract is further subject to the following terms and conditions, to-wit:

         1. Paragraph 8 of the Contract is hereby amended by adding thereto the following:

                 A. For the purpose of this Paragraph 8, a material spill, leak or other release of hydrocarbons or other contamination which occurs at the Property following closing (a "subsequent release") and is not caused by Seller shall be designated as either a "Superseding Release" or a "Proportionate Release."

                 B. A "Superseding Release" shall mean a spill, leak or other release of hydrocarbons or other contamination occurring after Closing at the Property, which is not due to any negligence or other wrongful conduct by Seller in performing remediation, and which renders superfluous any continuing corrective action or remediation efforts by Seller. For the purpose of this Paragraph 8, the corrective action or remediation efforts of Seller shall be deemed to have been rendered superfluous in circumstances which include, but are not limited to the following: (i) if a subsequent release significantly increases the cost to Seller or significantly extends the time required to perform the corrective action or remediation work, or (ii) if Seller has attained levels of residual contamination approved by or meeting the criteria of the governmental agency having jurisdiction for a "monitor only" course of remedial action before the occurrence of a subsequent release. Upon the occurrence of a Superseding Release, (i) Seller shall have no further responsibility to Purchaser for corrective action or remediation of any contamination of property impacted by the Superseding Release; (ii) any indemnity obligation of Seller with regard to contamination of property impacted by the Superseding Release shall end; and (iii) Purchaser Indemnifying Parties shall thereafter indemnify and hold Indemnified Seller Parties harmless from and against all claims, demands, damages, losses, liabilities, judgments, penalties, suits, actions, cost and expenses (including consultants' and attorneys' fees) from all contamination or alleged contamination of the Property.

                 C. A "Proportionate Release" shall mean any spill, leak or release of hydrocarbons or other contamination occurring after Closing at the Property, which is not due to any negligence or other wrongful conduct by Seller in performing remediation, and which is not a Superseding Release. For the purpose of this Paragraph 8, a subsequent release shall be a Proportionate Release in circumstances which include, but are not limited to the following:
         (i) if such subsequent release is in a location physically removed from any area in which Seller is engaged in remediation work and such subsequent release does not significantly increase the quantity or extent of the existing contamination to which Seller's remediation work is directed, or (ii) if such subsequent release does not significantly increase the cost to Seller or significantly extend the time required to perform the corrective action or remediation work. Upon the occurrence of a Proportionate Release, (i) Purchaser shall be solely responsible for all assessment, corrective action, remediation and monitoring activities necessary to address such subsequent release in accordance with the requirements of the governmental agencies having jurisdiction, (ii) Seller shall remain responsible for continuing corrective action and remediation work to address contamination caused by Seller provided, however, that Seller's continuing obligations shall be limited to the cost to attain levels of contamination necessary to obtain approval of the governmental agency having jurisdiction for a "monitor only" course of remedial action, absent such subsequent release; and (iii) the parties agree to cooperate with each other and to coordinate corrective action and remediation work in order to minimize the time and expense to both parties in performing such activities.

                 D. In the event the parties cannot determine and agree whether a material default by Purchaser has occurred under Paragraph 8(i) or whether a subsequent release is a Superseding Release or a Proportionate Release, or in the event the parties cannot determine and agree how to split or coordinate corrective action or remediation work and/or costs, or otherwise resolve differences involving a Proportionate Release, then such matters shall be submitted to arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association by a single arbitrator appointed in accordance with such rules. The decision of the arbitrator shall be final, and judgment may be entered upon it in any court having jurisdiction.

         2. Paragraph 9 of the Contract is hereby amended by adding thereto the following:

                 In addition, for the period of time commencing on the Closing Date and ending 10 years thereafter, Seller shall indemnify and hold harmless the Indemnified Purchaser Parties against claims and demands made by a private third party unrelated to Purchaser arising solely out of or pertaining solely to the presence of hydrocarbon contamination originating on the Property caused by Seller's use thereof prior to the Closing Date which has emanated from the Property and purportedly caused damage to the claiming third party ("Third Party Claims"); provided, however, Seller's indemnity regarding such Third Party Claims shall be limited as follows:

                 A. Indemnified Purchaser Parties shall provide to Seller written notice of such Third Party Claim no later than 60 days after Indemnified Purchaser Parties receive notice of the claim or demand made by the third party on an Indemnified Purchaser Party. Failure to provide such notice shall terminate any obligation of Seller to provide indemnity to the Indemnified Purchaser Parties with regard to such claim.

                 B. At the time that notice is provided to Seller as set forth in Subparagraph 2(A), Indemnified Purchaser Parties shall tender defense of such claim to Seller and shall provide Seller with copies of all documents and information in the possession of Indemnified Purchaser Parties that pertain or relate to such claim; provided, however, Indemnified Purchaser Parties at their sole cost and expense shall have the right to employ their own counsel in defense of any such claim. Indemnified Purchaser Parties shall continue to cooperate with Seller in the defense of such claim until such time as the claim is resolved or otherwise disposed of to the satisfaction of Seller.

                 C. Indemnified Purchaser Parties shall incur no costs or expenses in relation to such Third Party Claim without the prior written consent of Seller, and any costs or expenses so incurred without such prior written consent shall not be covered by Seller's indemnity.

         3. Paragraph 10 of the Contract is hereby amended by adding thereto the following:

                 Nothing in this Paragraph 10 shall be construed to obligate Purchaser Indemnifying Parties to indemnify Indemnified Seller Parties against Third Party Claims.

         4. In the event of any inconsistency between the Contract and this Amendment, this Amendment shall prevail and control.

IN WITNESS WHEREOF, the parties hereto have duly signed these presents the day and year first above written.

WITNESS:                                AMOCO OIL COMPANY

                                        By:  /s/ Thomas J. Buehler
-------------------------------              ---------------------------------
                                                Thomas J. Buehler,
                                                Real Estate Manager

WITNESS:                                PURCHASER

                                        Wolfhoya Investments, Inc.
-------------------------------         --------------------------------------

                                        /s/ L.H. Tate
-------------------------------         --------------------------------------
                                        L.H. Tate, Vice President

                                                    EXHIBIT "A"
                                                    SS #

                                                           15093
                                                    --------------------

                                                    201 S. Hough, Barrington, IL
                                                    ----------------------------



                                                                    Bill of Sale
                                                                (Excludes Tanks)
                                                               26-885-ET (3-94)E


Know all men by these presents: That Amoco Oil Company, a Maryland corporation hereinafter called "Seller," for and in consideration of the sum of Ten Dollars and other valuable consideration ($10.00), the receipt and sufficiency whereof being hereby acknowledged, does hereby bargain, sell, transfer, set over, and convey to

                          Wolfhoya Investments Inc.                            ,
-------------------------------------------------------------------------------
hereinafter called "Buyer," all of the following described items of personal property:

All trade fixtures and equipment owned by Seller and located on the premises legally described as set forth in Attachment #1 attached hereto on the date hereof, but expressly excluding: all underground storage tanks, pipes and lines, Seller's corporate identification and "image" material (including but not limited to all signs and pedestals), all dispensers and associated above-ground electronics, point of sale equipment, credit processing equipment, observation wells and remediation equipment.

Seller covenants and agrees with Buyer that it is the lawful owner of said property and has good right and title to sell and convey the same to Buyer.

It is expressly understood that this sale is on an "as is" basis and that Seller does not warrant the fitness or condition of said items of property for any purpose whatsoever.

If this sale includes any equipment previously used for storage, handling or dispensing of gasoline or other inflammable liquids, Buyer hereby acknowledges that Seller has so informed Buyer and that Buyer understands that said equipment may contain residuals of gasoline or other liquids which are inflammable, toxic and explosive and that said gasoline or other inflammable liquids may be hazardous or poisonous.

Buyer expressly assumes, as of the date of this sale, all risk of loss, damage, or injury by reason of the aforesaid exposures and otherwise, and Buyer expressly releases Seller from all claims of every kind or nature arising by reason of, or in connection with, the ownership, possession, handling, or use of said property.

Buyer agrees to defend, indemnify and save harmless Seller from and against any claims, demands, causes of action, losses, damages, costs or expenses of any kind whatsoever (including without limitation, attorneys' fees), by any person arising from or in any way connected with the ownership, possession, handling or use of the property subject to this Bill of Sale, including claims for which Seller is held strictly liable and/or claims for which Seller is held partly or wholly at fault.

If Buyer enters premises under Seller's control to remove any property sold hereby, Buyer assumes and agrees, in consideration of the foregoing sale, to indemnify and save harmless Seller from and against any claims, demands, causes of action, losses, damages, costs or expenses of any kind whatsoever (including without limitation attorneys' fees), by any person arising from or in any way connected with removal of said property.

To have and to hold unto buyer its personal representatives, successors, and assigns.

In Witness Whereof, the parties hereto have executed this instrument on this the ______ day of ________________, 19_____.

Witness:                                 Amoco Oil Company


                                         By
----------------------------------         ------------------------------------


Witness:                                 Buyer



----------------------------------       --------------------------------------




----------------------------------       --------------------------------------

SS#15093
201 Hough Street, Barrington, IL

                                  EXHIBIT "B"

Environmental assessments, reports, correspondence:

1. Annual Ground Water Monitoring Report dated January 31, 1996, prepared by Delta Environmental Consultants, Inc., and submitted to Illinois Environmental Protection Agency by letter dated February 2, 1996, from Dawn Wurt Remediation Coordinator of Amoco Oil Company

2. Environmental Status Report dated December 9, 1994, prepared by Ecova Corporation and submitted to Jonathan Steel of Hiffman Shaffer & Associates Inc.

3. Report of Findings dated November 11, 1994, prepared by Environmental Services of America, Inc., and submitted to Amoco Oil Company remediation Services Division, and submitted to Illinois Environmental Protection Agency by letter dated August 18, 1994, from W.E. Barry of Amoco Oil Company

4. Final Report of Findings for the Tank Removal Assessment dated August 11, 1994, prepared by Earth Science Technologies, Inc., and submitted to Amoco Oil Company

4. Expanded Site Investigation dated June 2, 1992, prepared by Earth Science Technologies of Illinois, Inc., and submitted to Amoco Oil Company Remediation Services Division by letter dated June 2, 1992, and submitted to Illinois Environmental Protection Agency by letter dated June 16, 1992, from Linda Curran, Project Engineer for Amoco Oil Company. Letter Report of Findings dated June 15, 1992, prepared by Earth Science Technologies of Illinois, Inc., and submitted to Amoco Oil Company Remediation Services Division.

5. Letter Report of Findings Expanded Investigation dated June 2, 1992, prepared by Earth Science Technologies of Illinois, Inc., and submitted to Amoco Oil Company Remediation Services Division by letter dated June 2, 1992

6. Ground Water Quality Assessment dated October, 3 1991, prepared by Earth Science Technologies of Illinois, Inc., and submitted to Amoco Oil Company by letter dated February 13, 1992, from Kay L. Tauscher, Senior Hydrogeologist of Earth Science Technologies of Illinois, Inc.

7. Ground Water Quality Assessment dated October 3, 1991, prepared by Earth Science Technologies of Illinois, Inc., and prepared for John Wise of Amoco Oil Company page 2 of 2
SS#15093
201 Hough Street
Barrington, IL


8. Preliminary Contamination Assessment Report dated January 18, 1990, prepared by Law Environmental, Inc., and submitted to Illinois Environmental Protection Agency by letter dated January 18, 1990

Receipt of attached copies acknowledged:

Purchaser(s):  Wolfhoya Investments, Inc.


/s/ L.H. Tate                         2/28/96
---------------------------------------------
Wolfhoya Investments, Inc.

Its:     Vice-President
    -----------------------------------------

                                                 EXHIBIT "C"
                                                 SS #

                                                        15093
                                                 --------------------

                                                 201 S. Hough, Barrington, IL
                                                 ----------------------------


                                                      RELEASE AND RIGHT-OF-ENTRY
                                                             26-884-RRE (3-94) E


KNOW ALL MEN BY THESE PRESENTS THAT:

WHEREAS, AMOCO OIL COMPANY, a Maryland corporation ("Seller"), with offices at 200 East Randolph, Mail Code 1408B, Chicago, IL 60601, and Wolfhoya Investments, Inc. ("Purchaser"), whose address is 9029 Lincolnwood Drive, Evanston, IL 60203, entered into a Real Estate Sales Contract and Addendum to Real Estate Sale Contract dated March 25, 1996, (the "Contract"), covering certain real estate and the improvements thereon described as set forth in Attachment #1 annexed hereto and made a part hereof (the "Property");

AND WHEREAS, Seller has agreed to sell and assign and Purchaser has agreed to purchase and accept the Property "as is" in its present condition without any representations or warranties regarding its fitness for any purpose;

AND WHEREAS, Seller has provided to Purchaser a copy of the environmental assessment performed by or at the request of Seller, as set forth in the Contract;

AND WHEREAS, Seller has further provided to Purchaser access to and the opportunity to inspect the Property and to perform such soil, groundwater or other tests upon the Property as Purchaser deemed necessary or appropriate;

AND WHEREAS, Seller has agreed to perform certain environmental assessment, monitoring and remediation measures pursuant to the Contract to address hydrocarbon contamination, if any, of the Property resulting from Seller's use prior to the date of transfer of title, and Purchaser has agreed to assume all responsibility and liability for any and all hydrocarbons or other contaminants or regulated substances which occur after the date of transfer of title;

AND WHEREAS, Purchaser and Seller desire to provide a continuing right of access to the Property to allow Seller to perform assessment, monitoring and remediation measures after conveyance of the Property;

NOW, THEREFORE, in consideration of the mutual covenants of the parties herein and as set forth in the Contract, the terms of which are by this reference incorporated in full herein:

1. For the period of time ending upon the expiration of the petroleum restriction set forth in the deed from Seller to Purchaser, or at such sooner time as is (i) no further remediation activities are required from Seller by the Illinois Environmental Protection Agency (the "Department"); or (ii) any gasoline, diesel fuel, kerosene, benzol, naphtha or any fuel used for internal combustion engines is sold, handled or stored on the Property; or (iii) Purchaser shall materially default in compliance with any applicable environmental laws or regulations, or shall otherwise default in the performance of any material covenant in the Contract relating to environmental contamination, assessment or remediation; or (iv) a material spill, leak or other release of hydrocarbons or other contamination occurs following the date of transfer of title which makes Seller's remedial work significantly more difficult, or significantly increases the cost or extends the time to complete the remedial work (the "Ending Date"), Seller agrees to indemnify and hold harmless Purchaser and Purchaser's heirs, legal representatives and successors (collectively the "Indemnified Purchaser Parties"), from and against all claims, demands, damages, losses, judgments, penalties and liabilities which arise as a result of any enforcement action arising from the presence of hydrocarbon contamination on the Property caused by Seller's use thereof prior to the date of transfer of title; provided, however, that (i) Seller's indemnity shall be limited to remediation costs actually incurred by or imposed upon Indemnified Purchaser Parties as a result of such enforcement action, (ii) Indemnified Purchaser Parties shall promptly notify Seller and provide to Seller copies of all notices received by Indemnified Purchaser Parties pertaining to any such enforcement action, and (iii) Indemnified Purchaser Parties shall incur no costs or expenses for remediation without the prior written consent of Seller.

2. Pursuant to the Contract, as of the date of transfer of title, Purchaser expressly (i) assumed all responsibility and liability for compliance with all environmental laws and regulations and for any environmental assessment, inspection, monitoring and remediation relating to or resulting form Purchaser's use of the Property; (ii) agreed at Seller's request, to provide to Seller assurance of compliance with all environmental laws and regulations, including but not limited to the results of all future environmental tests, product inventory data, tank gauging data, tank leak detection data and sampling data; (iii) agreed to promptly notify Seller of all leaks, spills or releases of hydrocarbons or other regulated substances which occur or of which Purchaser becomes aware, and (iv) agreed to permit Seller to perform product tracing and other reasonable tests and procedures during the period of any assessment or remediation activities by Seller, it being the intent of the parties that Purchaser shall be responsible and liable for any and all releases which occur subsequent to the date of transfer of title. Commencing on the date of transfer of title, the Purchaser, for themselves and on behalf of their agents, employee, heirs, personal representatives, grantees, successors and assigns (collectively the "Purchaser Indemnifying Parties) agree to indemnify and hold harmless Seller, its parent, affiliates and each of their respective agents, employees, officers, directors, shareholders, successor and assigns (collectively the "Indemnified Seller Parties) from and against all claims, demands, damages, losses, liabilities, judgments, penalties, suits, actions, costs and expenses (including consultants' and attorneys' fees) arising from the presence of hydrocarbon or other contamination occurring after the Closing Date; provided, however, that from and after the Ending Date, the Purchaser Indemnifying Parties shall indemnify and hold harmless Indemnified

Seller Parties from and against all claims, demands, damages, losses, judgments, penalties, suits, actions, costs and expenses (including consultants' and attorneys' fees) arising from all contamination of the Property.

3. Purchaser, collectively, and jointly and severally, for themselves and on behalf of Purchaser Indemnifying Parties, and all persons claiming by, through or under Purchaser, hereby release and forever discharge Indemnified Seller Parties from all claims, demands, losses, liabilities, judgments, penalties, suits, actions, costs and expenses whatsoever, that may now exist or hereafter accrue with respect to contamination of the Property existing at the time of transfer of title or occurring after the date of transfer of title, but not, except as hereinafter set forth, Seller's obligation to remediate hydrocarbon contamination of the Property resulting from Seller's use of the Property prior to transfer of title; and further covenant and agree to forever refrain and desist from instituting or asserting against the Indemnified Seller Parties, any claim, demand, action or suit whatsoever, either directly or indirectly, arising or resulting from contamination or alleged contamination of the soil or groundwater of the Property, or from the environmental condition of the Property, except to enforce the remediation provisions of the Contract.

4. Purchaser hereby grants to Seller, its agents, employees, successors and assigns, the irrevocable right to enter upon the Property, from and after the date of transfer of title, for the purpose of (i) engaging in environmental assessments, inspection and remediation, including but not limited to the installation of such facilities and the conduct of such activities as deemed necessary or advisable by Seller, in its sole discretion, or as are required by governmental authorities having jurisdiction, for a period of time required to comply with any applicable environmental law or regulation affecting the Property and (ii) removing from the Property any property and equipment not sold pursuant to the Contract. Seller shall not be liable for any damages to the Purchaser, direct or indirect, resulting from contamination of the Property existing on the date of transfer of title, or for any interruption or interference with any business or activities being conducted on the Property, or loss of opportunity, or any other loss, damage, costs or expense of any kind whatsoever, caused by or resulting from the condition of the Property or the performance of any activities authorized herein; provided, however, Seller shall use reasonable efforts to minimize such interruption or interference. Purchaser agrees to cooperate fully with Seller in the performance of the activities authorized herein so as to minimize the time and expense to Seller, including the grant of access to on-site utilities (e.g., electricity, sewer, and water), if required for such activities; and further agrees that, during the period of any assessment or remediation activities by Seller (i) no construction or improvements shall be permitted on the Property which would impede or restrict access to monitoring wells, remediation or monitoring equipment, or to the hydrocarbon plume, or which would modify or affect the size, location or nature of the hydrocarbon plume, without the prior written consent of Seller, which consent shall not be unreasonably withheld; and (ii) no gasoline fuel or other motor fuels shall be sold, handled or stored on the Property.

5. Purchaser warrants that no promise or inducement has been offered except as set forth herein; that this Release and Right-of-Entry is executed by Purchaser without reliance upon any statement or representation by Seller, its agents or employees, concerning the measure or extent of any contamination or the legal liability therefor; that Purchaser is of legal age, legally competent to execute this Release and Right-of-Entry and accepts full responsibility therefor; that this Release and Right-of-Entry contains the entire agreement between Purchaser and Seller with respect to this matter; and that the terms of this Release and Right-of-Entry are contractual and not merely recital.

THIS RELEASE AND RIGHT-OF-ENTRY, and each of the covenants herein contained shall run with the land and be binding upon the grantees, assigns and other successors in title or interest of Purchaser.

SIGNED AND SEALED this ___________ day of _____________________, 19____.

WITNESS:                                  AMOCO OIL COMPANY




_______________________________           By____________________________________


WITNESS:                                  P U R C H A S E R - W O L F H O Y A
                                          INVESTMENTS, INC.


_______________________________           By____________________________________



_______________________________           ______________________________________






Page 2 - Release and Right-of-Entry                For Purchaser
(Exhibit "C")                                      Wolfhoya Investments, Inc.

STATE OF ILLINOIS      )
                       )SS
COUNTY OF COOK         )

Be it remembered that on this __________ day of __________________, 19_____, before me, personally appeared ______________________________ who is personally known to me to be the ________________________________ of Amoco Oil Company, a Maryland corporation, and the same person who executed the foregoing instrument, and they duly acknowledged the execution of the same for and on behalf of and as the act and deed of said corporation.

In witness whereof, I have hereunto set my hand and fixed my seal the day and year above written.

                                      _______________________________________


My commission expires on _________________________, 19___.


STATE OF               )
                       )SS
COUNTY OF              )

On this day of _____________________, in the year 19____, before me, a Notary Public in and for said State, personally appeared __________________________________ personally known to me to be the persons whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their authorized capacity, and that by their signature on the instrument the persons, or the entity upon behalf of which the persons acted, executed the instrument.

Witness my hand and official seal.


                                      _______________________________________


My commission expires on _______________________ 19____.





Page 3 - Release and Right-of-Entry                For Purchaser
(Exhibit "C")                                      Wolfhoya Investments, Inc.

                                                          SS #15093
                                                          201 S. Hough & Station
                                                          Barrington, IL


                                  ADDENDUM TO
                              REAL ESTATE CONTRACT

         THIS ADDENDUM, attached to and made a part of that certain Real Estate Contract dated the 25th day of March, 1996, is made and given as further consideration for Seller's agreement to sell and Purchaser's agreement to buy the Property.

WITNESSETH:  It is further agreed as follows:

[1.       MODIFICATION OF RIDER TO REAL ESTATE CONTRACT.  The parties hereby agree that paragraph 1) concerning an attorney's approval, and paragraph 2) concerning clarification of environmental issues, in the Rider to the Real Estate Contract dated 1-8-96 are hereby deleted and shall be of no further force or effect.]

2. SURVEY ALLOWANCE. Seller shall give purchaser a credit at closing up to the amount of $2,000 upon presentation of an invoice for a current survey of the property. Purchaser shall be totally responsible for obtaining the survey.





IN WITNESS WHEREOF, the parties hereto have duly signed these presents all this 25th day of March, 1996.


WITNESS:                                AMOCO OIL COMPANY - Seller

                                        /s/ Thomas J. Buehler
-------------------------------         ----------------------------------------
                                                Thomas J. Buehler

WITNESS:                                Wolfhoya Investments, Inc. - Purchaser

                                        By/s/ Lemuel H. Tate
-------------------------------           --------------------------------------
                                               Lemuel H. Tate , Vice President



Language indicated as being shown by strike out in the typeset document is enclosed in brackets "[" and "]" in the electronic format.

AMOCO
                                                    15093
                                                    201 S.Hough Barrington, IL



Real Estate Contract (Surplus Property)
26-884-SP (3-94) E


THIS CONTRACT, made this 25th day of March 1996 between Amoco Oil Company, a Maryland corporation, with offices at 200 East Randolph, Mail Code 1408B, Chicago, IL 60601 hereinafter called Seller, and Wolfhoya Investments, Inc., whose address is 9029 Lincolnwood Drive, Evanston, IL 60203 hereinafter called Purchaser.

WITNESSETH:

That in consideration of the mutual covenants and agreements herein contained, Seller hereby agrees to sell, and Purchaser hereby agrees to buy, for the price of FOUR HUNDRED TWENTY-FIVE THOUSAND AND NO/100 Dollars ($425,000.00), and upon the terms and conditions hereinafter set forth, the real estate described in Attachment #1 annexed hereto and made a part hereof, together with all improvements located thereon (the "Property"), and the personal property and equipment, if any, set forth in Bill of Sale labeled Exhibit "A" annexed hereto and made a part hereof; all other trade fixtures and equipment are excepted.

Seller hereby agrees, subject to the conditions hereinafter set forth, to convey title to the Property to Purchaser by Special Warranty Deed, subject to:

(1) Existing leases, easements, sidetrack and license agreements, if any, whether of record or not.

(2)      Covenants and conditions of record, if any.

(3)      Taxes and special assessments against the Property, if any.

(4) Zoning laws and municipal regulations, if any; environmental laws and regulations, if any; building line restrictions, use restrictions and building restrictions of record, if any; and any party wall agreements of record.

(5) Encroachments, overlaps and other matters which would be disclosed by an accurate current survey.

(6)      The Release and Right-of-Entry as hereinafter set forth.

(7)     The following covenants and agreements of the Purchaser:

         "The Grantee(s) herein and hereby covenant(s) and agree(s) for themselves and their, executors and assigns, that no part of the real estate herein conveyed shall be used by said grantee(s) heirs, executors, grantees or assigns, for the purpose of conducting or carrying on the business of selling, handling or dealing in gasoline, diesel fuel, kerosene, benzol, naphtha, greases, lubricating oils, or any fuel used for internal combustion engines, or lubricants in any form."

         "The foregoing restriction shall terminate and be of no further force and effect upon the expiration of a period of 10 years from the date hereof."

         "The foregoing covenants shall run with the land and be binding on said Grantee(s) their heirs, executors, grantees and assigns, and inure to the benefit of the Grantor herein, its successors and assigns"

It is further agreed between Seller and Purchaser that:

1. Purchaser has deposited with Seller the sum of FIVE THOUSAND AND NO/100 TO BE INCREASED TO $21,250 AND NO/100 Dollars ($5,000.00 ), as earnest money to be applied against the purchase price. On the date of closing as set forth in Paragraph 13 (the "Closing Date"), Purchaser agrees to pay to Seller the balance of the purchase price in the amount of FOUR HUNDRED THREE THOUSAND SEVEN HUNDRED FIFTY AND NO/100's Dollars ($403,750.00).

2. Seller agrees to furnish to Purchaser within thirty (30) days from the date hereof a preliminary title report or commitment to insure title to the Property issued by a responsible title insurance company, or the equivalent under the Torrens Act in the event that the Property is registered under the Torrens System, showing title in Seller subject only to the exceptions above specified and the usual exclusions and exceptions contained in standard title insurance policies.

3. Purchaser shall, within thirty (30) days after receiving said title report or commitment, deliver to Seller a written statement of any objection to the title or a written statement to the effect that the title is satisfactory. In the event Seller does not receive Purchaser's written statement of objections within such thirty (30) day period, it shall be conclusively presumed that Purchaser has waived all objections to title. In the event there are objections to the title, Seller shall be allowed thirty (30) days or until the Closing Date, whichever is longer, to cure the same, and should such objections be not cured or waived within such period, then Seller agrees to refund the earnest money deposit, this agreement shall thereafter be inoperative and void and neither Seller nor Purchaser shall have further liability hereunder.

4. Purchaser's obligation to close hereunder shall be subject to Purchaser, at Purchaser's sole cost and expense, inspecting or causing an inspection to be made by qualified professionals on Purchaser's behalf of the Property and other assets described herein, including at Purchaser's option, environmental inspections or tests for hydrocarbons or for any toxic or hazardous substances. Purchaser, his agents or employees may enter upon the Property for the purpose of making such inspections and tests; provided, however, that Purchaser shall schedule such inspections and tests with Seller, who shall have the right to have a representative present at all times during inspections and tests performed by Purchaser; that Purchaser shall provide to Seller complete copies of the results of all such inspections and tests; that the results of such tests shall be confidential and shall not be reproduced or disclosed by Purchaser to anyone without written consent of Seller; that Purchaser shall promptly repair any and all damages to the Property caused by that such activities, and shall restore the property to the same condition as before the inspections or tests to the satisfaction of Seller; that such inspections and tests shall not be conducted in such a manner as to interfere with business operations conducted on the Property; and that Purchaser shall indemnify and hold Seller harmless from and against any and all claims arising from or by reason of Purchaser's entry upon the property. In the event such inspections disclose conditions unsatisfactory to Purchaser, in purchaser's sole discretion, and Purchaser so notifies Seller in writing on or before August 17, 1996 then this Contract shall become null and void, and Seller shall return the earnest money deposit to Purchaser. In the event Seller does not receive Purchaser's written notice by such date, it shall be conclusively presumed that Purchaser has satisfied or has waived this contingency.

5. Purchaser expressly acknowledges and agrees (i) that the Property has been used as a retail gasoline station; (ii) that Purchaser is relying on the results of his own investigation of the physical and environmental condition of the Property; (iii) that Purchaser is relying solely on his own judgment in completing the purchase of the Property, and (iv) that Purchaser is acquiring the Property 'as is' with all faults on the date of conveyance, except as set forth in this Contract. Seller makes no representations or warranties whatsoever regarding the condition of the real estate or improvements, including but not limited to the environmental condition of the Property and warranties of merchantability or fitness for a particular purpose.

6. Seller agrees to remove the underground tanks and product lines now on the Property and to backfill the tank hole(s) within thirty (30) days after the Closing Date, subject to the availability of labor, weather conditions, and other factors beyond Seller's control. Purchaser hereby grants to Seller the right to enter on the Property, agrees to cooperate with Seller in the removal of the existing tanks and lines, and hereby releases Seller from all claims of loss of profits or interference with Purchaser's business resulting therefrom. Purchaser hereby expressly assumes all responsibility for grading, compacting and resurfacing the Property.

7. Purchaser acknowledges receipt of copies of the assessments, reports and/or correspondence regarding the Property, copies of which are labeled Exhibit 'B" annexed hereto and made a part hereof. Purchaser further acknowledges that additional assessments or diagnostic measures may be required to be performed upon the Property to determine and to design and implement a reasonable and cost effective plan for remediation of hydrocarbon contamination, and that such assessments and remediation activities may be disruptive of Purchaser's use and occupancy of the Property and may continue for an indefinite period of time. Notwithstanding the foregoing, Purchaser desires to complete the purchase of the Property and agrees to cooperate with Seller in the performance of assessment and remediation activities after the Closing Date.

8. Seller agrees to perform reasonable and cost effective assessment and remediation measures to address hydrocarbon contamination on the Property caused by Seller prior to the Closing Date as deemed necessary or advisable by Seller, in its sole discretion, or as Seller is required to perform by the ILLINOIS ENVIRONMENTAL PROTECTION AGENCY (the 'Department'), for a period of time ending upon expiration of the petroleum restriction set forth in (7) above, or sooner as hereinafter provided (the 'Ending Date'); provided, however, at such sooner time as (i) no further remediation activities are required from Seller by the Department, or (ii) any gasoline, diesel fuel, kerosene, benzol, naphtha or any fuel used for internal combustion engine is sold, handled or stored on the Property; or (iii) Purchaser shall materially default in compliance with any applicable environmental law or regulation, or shall otherwise default in the performance of any material covenant of this Contract relating to environmental contamination, assessment or remediation, including but not limited to Paragraph 10 hereafter, or (iv) a material spill, leak, or other release of hydrocarbons or other contamination occurs following the Closing Date which makes Seller's remedial work significantly more difficult, or significantly increases the cost or extends the time to complete the remedial work, then Seller shall thereafter have no further responsibility to Purchaser, or to Purchaser's heirs, personal representatives, grantees, successors and assigns, or to anyone claiming by, through or under Purchaser, for remediation of any contamination on the Property and all indemnity obligations of Seller shall end.

9. For the period of time commencing on the Closing Date, and ending on the Ending Date, Seller agrees to indemnify and hold harmless Purchaser and Purchaser's heirs, legal representatives and successors (collectively the 'Indemnified Purchaser Parties"), from and against all claims, demands, damages, losses, judgments, penalties and liabilities which arise as a result of any enforcement action resulting from the presence of hydrocarbon contamination on the Property caused by Seller's use thereof prior to the Closing Date; provided, however, that (i) Seller's indemnity shall be limited to remediation costs actually incurred by or imposed upon Indemnified Purchaser Parties as a result of such enforcement action, (ii) Indemnified Purchaser Parties shall promptly notify Seller and provide to Seller copies of all notices received by Indemnified Purchaser Parties pertaining to any such enforcement action, and (iii) Indemnified Purchaser Parties shall incur no costs or expenses for remediation without the prior written consent of Seller.

10. As of the Closing Date, Purchaser hereby expressly assumes all responsibility and liability for compliance with all environmental laws and regulations and for any environmental assessment, inspection, monitoring and remediation relating to OR resulting from Purchaser's use of the Property. Purchaser shall, at Seller's request, provide to Seller assurance of compliance with all environmental laws and regulations, including but not limited to the results of all future environmental tests, product inventory data, tank gauging data, tank leak detection data and sampling data; shall promptly notify Seller of all leaks, spills or releases of hydrocarbons or other regulated substances which occur or of which Purchaser becomes aware; and shall, at Seller's request, permit Seller to perform product tracing and other reasonable tests and procedures during the period of any assessment or remediation activities by Seller, it being the intent of the parties that Purchaser shall be responsible and liable for any and all spills, leaks and releases which occur subsequent to the Closing Date. Commencing on the Closing Date, Purchaser agrees, collectively, and jointly and severally, for themselves and on behalf of their agents, employees, heirs, personal representatives, grantees, successors and assigns (collectively 'Purchaser Indemnifying Parties"), to indemnify and hold harmless Seller, its parent, affiliates, and each of their respective agents, employees, officers, directors, shareholders, successors and assigns (collectively the 'Indemnified Seller Parties') from and against all claims, demands, damages, losses, liabilities, judgments, penalties, suits, actions, costs and expenses (including consultants' and attorneys' fees) arising from the presence of hydrocarbon or other contamination occurring after the Closing Date; provided, however, that from and after the Ending Date, Purchaser Indemnifying Parties shall indemnify and hold harmless the Indemnified Seller Parties from and against all claims, demands, damages, losses, judgments, penalties, suits, actions, costs and expenses (including consultants' and attorneys' fees) arising from all contamination of the Property.

11. Seller reserves the right, for itself, its agents, employees, successors and assigns, to enter upon the Property, both before and after the Closing Date, for the purpose of (I) engaging in environmental assessment, inspection, monitoring and remediation, including but not limited to the installation of such facilities and the conduct of such activities as deemed necessary or advisable by Seller, in its sole discretion, or as are required by governmental authorities having jurisdiction, for a period of time required to comply with any applicable environmental laws or regulations affecting the Property, and (ii) removing from the Property any property and equipment not sold hereunder. Seller shall not be liable for any damages to Purchaser, direct or indirect, resulting from contamination of the Property existing on the Closing Date or for any interruption or interference with any business or activities being conducted on the Property, or loss of opportunity, or any other loss, damage, cost or expense of any kind whatsoever, caused by or resulting from the condition of the Property or the performance of any activities authorized herein; provided, however, Seller shall use reasonable efforts to minimize such interruption or interference. Purchaser agrees to cooperate fully with Seller in the performance of the activities authorized herein so as to minimize the time and expense to Seller, including the granting of access to on-site utilities (e.g., electricity, sewer, and water), if required for such activities, and further agrees that, during the period of any assessment or remediation activities by Seller, (i) no construction or improvements shall be made upon the Property which would impede or restrict access to monitoring wells, remediation or monitoring equipment, or to the hydrocarbon plume, or which would modify or affect the size, location or nature of the plume without the prior written consent of Seller, which consent shall not be unreasonably withheld; and (ii) no gasoline, diesel fuel or other motor fuels shall be sold, handled or stored on the Property.

12. As further consideration without which Seller would not have entered into this Contract, Purchaser agrees to execute and deliver to Seller at closing the following documents: (i) the Bill of Sale in the form set forth in Exhibit "A" annexed hereto and made a part hereof, and Oil the Release and Right-of-Entry in the form set forth in Exhibit 'C" attached hereto and made a part hereof, each of said documents to be effective as of the Closing Date.

13. The Closing Date shall be fifteen (15) days after all conditions have been satisfied or waived, but not later than August 27, 1996. Closing shall be effected through escrow with the title insurance company acting as escrow agent for both parties. Seller shall deliver to the escrow agent its Special Warranty Deed, any other documents required hereunder, and all customary documents required by the title company not inconsistent with this Contract. Purchaser shall deliver to the escrow agent the balance, of the purchase price in cash or certified funds, the Release and Right-of-Entry, any other documents required hereunder, and all customary documents required by the title company not inconsistent with this Contract. The escrow agent shall record the Special Warranty Deed and the Release and Right-of-Entry; shall deliver to Seller its Settlement Statement, a cashier's check for the purchase price less Seller's expenses, and the recorded Release and Right-of-Entry; and shall deliver to Purchaser its Settlement Statement, the recorded Special Warranty Deed and the owner's title insurance policy. Seller shall pay the fees for recording the Release and Right-of-Entry and the title insurance premium. Purchaser shall pay the fees for recording the Special Warranty Deed. Seller and Purchaser each agree to pay 50% of the escrow fee.

14. Rents and other current charges, if any, shall be adjusted pro rata as of date of delivery of deed. General taxes for the year of closing shall be prorated from January 1st to date of delivery of deed. If the amount of such taxes is not then ascertainable, prorating shall be on the basis of the amount of the most recent ascertainable taxes. Purchaser agrees to pay any and all Federal, State, and local real estate transfer taxes and documentary stamp taxes applicable to this transaction, and a present or future retailer's occupation tax, sales, use, excise or similar tax applicable to the sale of goods, equipment or other personal property covered by this Contract.

15. If, after the date of execution of this Contract and prior to closing, a casualty loss occurs that results in damage or destruction such that greater than five (5) percent of the value of improvements and equipment are damaged or destroyed, then either party shall have the right to terminate this Contract by notice to the other, in which case this Contract shall be deemed null and void, the earnest money shall be returned to Purchaser, and neither Seller nor Purchaser shall have any further liability under this Contract. Seller shall have no duty whatsoever to restore any improvements or equipment on the Property.

16. Seller and Purchaser each represent and warrant to the other that no brokers or finders have been involved in this transaction, except HIFFMAN SHAFFER ASSOCIATES & BRADBURY ROMEY EGAN & ("Realtor"), and that no commissions or fees are due to any broker or to any other party with regard to this transaction, except as set forth in the Commission Agreement labeled Exhibit "D" annexed hereto and made a part hereof. Seller and Purchaser each agree to indemnify, defend and hold the other harmless from any claims, loss, damage, costs and expense arising from any breach hereof by the indemnifying party.

17. (a) In the event of default hereunder by Purchaser prior to closing, Seller's remedies shall include, in addition to specific performance and other remedies available at law or in equity, terminating this Contract upon written notice to Purchaser, in which event Seller may retain the earnest money at its option as liquidated damages, and Seller or Purchaser shall thereafter have no further claim against or liability to the other and this Contract shall be inoperative and void.

         (b) In the event of default hereunder by Seller prior to closing, Purchaser's remedies shall include, in addition to specific performance and other remedies available at law or in equity, terminating this Contract upon written notice to Seller, in which event Seller expressly agrees to refund to Purchaser the earnest money deposit, and Seller or Purchaser shall thereafter have no further claim or liability against the other and this Contract shall be inoperative and void.

18. All notices required or sent hereunder shall be in writing and delivered in person, by messenger or other express delivery service, or by U.S. Mail Certified, Return Receipt Requested, to the address of the other party as set forth in the first paragraph of this Contract, or to such other address as the parties may from time to time designate. A copy of any notice to Seller shall also be sent to Amoco Oil Company, 200 East Randolph Drive, Chicago, Illinois 60601,
         Attention: West Zone Real Estate. Each such notice shall be deemed served and effective on the date of delivery or refusal, if delivered personally, on the date of the delivery receipt, if delivered by messenger or express service, or the date of mailing shown on the certified mail receipt, if delivered by certified mail.

19. Purchaser acknowledges that Seller has made no representations or warranties to Purchaser regarding (i) the economic viability, profitability or business potential of the Property; (ii) the condition or suitability of any assets sold to Purchaser for operating Purchaser's business or for any other use; or (iii) the environmental condition or status of the Property.

20. This Contract and Exhibits "A' through 'D" annexed hereto contain the entire understanding and agreement between the parties hereto relative to the subject matter hereof. No representations or statements, other than those expressly set forth herein, were relied upon by the parties in entering into this Contract. No modification, waiver of, addition to, or deletion from the terms of this Contract shall be effective unless reduced to writing and signed by Seller and Purchaser, each of whom expressly waives, releases and forever forswears any right under Illinois law which permits a contract, by its terms amendable only in writing, to be orally amended.

21. Any covenant or provision hereof which by its nature requires observance or performance after the Closing Date shall survive delivery of the deed and shall continue in full force and effect.

22. The provisions hereof shall inure to the benefit of and bind the parties hereto, their respective heirs, personal representatives, successors and assigns. Purchaser shall not assign his rights under this Contract without the prior written approval of Seller.

23. It is expressly understood and agreed that this Contract shall not be binding on Seller unless and until it is executed on behalf of Seller by an authorized representative and a signed copy thereof is delivered to Purchaser.

In Witness Whereof, the parties hereto have duly signed these presents the day and year first above written.


AMOCO OIL COMPANY, Seller

By:                            Signed
   -------------------------------------
     Thomas Buehler, Real Estate Manager



WOLFHOYA INVESTMENTS, INC.

By:                            Signed
   -------------------------------------
     Lemuel H. Tate, Vice President

                                                                       SS #15093
                                                          201 S. Hough & Station
                                                                  Barrington, IL

                                 ATTACHMENT #I

Property Description:

         Lots 7 and 8 in Block 2 in "Village of Barrington", in the East one-half of the Northwest quarter of Section 1, Township 42 North, Range 9, East of the Third Principal Meridian, in Cook County, Illinois.

                                                          SS #15093
                                                          201 S. Hough & Station
                                                          Barrington, IL

                                  ADDENDUM TO
                              REAL ESTATE CONTRACT

THIS ADDENDUM,attached to and made a part of that certain Real Estate Contract dated the 25th day of March, 1996,is made and given as further consideration for Seller's agreement to sell and Purchaser's agreement to buy the Property.

WITNESSETH:  It is further agreed as follows:

1.SURVEY ALLOWANCE. Seller shall give Purchaser a credit at closing up to the amount of $2,000 upon presentation of an invoice for a current survey of the property. Purchaser shall be totally responsible for obtaining the survey.

2.       CONTINGENCIES.

         APPROVALS. This sales agreement is wholly subject to Purchaser securing State, FDIC and Federal Reserve Banking approvals for a financial institution on the property within 145 days hereof. In the event Purchaser is unable to secure such approvals within said 145 days, then the earnest money deposit made by Purchaser shall be refimded by Seller and this agreement shall be declared null and void.

         SPECIAL ASSESSMENTS. This sales ageement is contingent upon Purchaser's verification that there are no special assessments against the property and that none are planned. In the event Purchaser is unable to satisfy this contingency then this agreement shall become null and void at Purchaser's election and any and all earnest money deposited by Purchaser shall be refunded by Seller.

IN WITNESS WHEREOF, the parties hereto have duly signed these presents all this 25th day of 1996.

AMOCO OIL COMPANY, Seller

By:                            Signed
   --------------------------------------
     Thomas Buehler, Real Estate Manager



WOLFHOYA INVESTMENTS, INC.

By:                            Signed
   --------------------------------------
     Lemuel H. Tate, Vice President